                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT, made and entered into this 1st day of December, 1995, by and between BIO-VASCULAR, INC., a Minnesota corporation ("Bio-Vascular"), and UROPLASTY, INC., a Minnesota corporation ("Licensee").

                                    BACKGROUND

FIRST. Bio-Vascular is the owner of certain proprietary rights under and related to United States Patent No. 4,456,589 (hereinafter more fully described and defined as the "Patent Rights"), which Patent Rights were acquired by Bio-Vascular from Licensee in accordance with that certain Purchase and Sale Agreement of even date herewith by and among Bio-Vascular, Bioplasty, Inc.
and Licensee.

SECOND. Uroplasty has been and continues to be in possession of certain proprietary rights of Bio-Vascular relating to Bio-Vascular's SUPPLE PERI-GUARD product (hereinafter more fully described and defined as the "Licensed Know-How").

THIRD. Subject to the terms and upon conditions herein contained, Licensee desires to make, have made, use, market, and sell certain proprietary products, and Bio-Vascular is willing to grant Licensee a license under the Patent
Rights and the Licensed Know-How for such purposes.

NOW, THEREFORE, in consideration of the foregoing premises and further in consideration of the mutual covenants, conditions and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree and undertake as follows:


                                    ARTICLE I
                                   DEFINITIONS

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       (a.) AGREEMENT. "Agreement" shall mean this Agreement (together with all exhibits, schedules, attachments, appendices and addenda) as the same may be amended, modified or supplemented from time to time.

       (b.) EFFECTIVE DATE. "Effective Date" shall mean the date first written above.

       (c.) LICENSED KNOW-HOW. "Licensed Know-How" shall mean the specialized, novel and unique techniques, practices, knowledge, expertise and other proprietary information

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       relating to Bio-Vascular's SUPPLE PERI-GUARD product that is in the possession of Uroplasty as of the Effective Date, together with any future improvements, enhancements, updates or other variations of such know-how developed or acquired by Uroplasty.

       (d.) PATENT RIGHTS. "Patent Rights" shall mean the United States Patent No. 4,456,589, dated June 26, 1984, any corresponding patents or patent applications filed in other countries, any reissue applications, continuation applications, and continuation-in-part applications filed thereon in the United States or any foreign country and any patents issuing thereon.

       (e.) PERMITTED USES. "Permitted Uses" shall mean use of the Patent Rights and/or the Licensed Know-How by Licensee to make, have made, use, market and sell (i) proprietary products used in connection with urology, gynecology or uro-gynecology; and (ii) Licensee's CHONDROPLAST product, all subject to the terms and conditions set forth herein.

2. RELATED DOCUMENTS. All of the terms defined in this Agreement shall have the defined meanings when used in any exhibit, schedule, attachment, appendix or addendum hereto or in any document made or otherwise delivered pursuant to this Agreement, unless the context otherwise requires.


                                    ARTICLE II
                                 GRANT OF LICENSE

1. LICENSE. Upon the terms and conditions set forth herein, Bio-Vascular hereby grants to Licensee, and Licensee hereby accepts, a nonexclusive, worldwide, royalty-free, nontransferable (subject only to assignment in accordance with Article VII, Section 1 hereof), perpetual (subject only to termination in accordance with Article VI hereof) license to use the Patent Rights and the Licensed Know-How for Permitted Uses.

2. USES OTHER THAN PERMITTED USES. Licensee acknowledges and agrees that any and all uses of the Patent Rights and/or the Licensed Know-How other than Permitted Uses are strictly prohibited.

3. NONEXCLUSIVITY. Licensee acknowledges that Licensee is not the exclusive licensee of the Patent Rights or the Licensed Know-How and that Bio-Vascular may use the Patent Rights and/or the Licensed Know-How for Permitted Uses or otherwise and grant licenses for the use of the Patent Rights and/or the Licensed Know-How to third parties for Permitted Uses or otherwise.

4. NO FURTHER DISCLOSURE OBLIGATION. Notwithstanding anything contained herein to the contrary, Licensee acknowledges and agrees that Bio-Vascular has no obligation to disclose to Licensee or any third party any information, technology or know-how relating to its SUPPLE PERI-GUARD product, nor shall Bio-Vascular have any obligation to train any employees or other representatives of Uroplasty relating to use of the Patent Rights or the Licensed Know-How.

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                                  ARTICLE III
                            OBLIGATIONS OF LICENSEE

1. PATENT MARKING. Licensee shall mark every product produced or sold by it under this Agreement in accordance with the statutes of the United States (or foreign countries, if applicable) relating to the marking of patented articles, if applicable.

2. PRODUCT INDEMNITY BY LICENSEE. Licensee shall be solely responsible for the production of its proprietary products under this Agreement. Licensee shall indemnify, defend and hold Bio-Vascular, its agents, officers, and employees harmless from and against any and all liability, damages, cost and expenses, including attorneys' fees, incurred by Bio-Vascular, its agents, officers, and employees, as a result of Licensee's production of proprietary products under the Patent Rights and/or the Licensed Know-How, including specifically, without limitation, liability, damages, costs and expenses, including attorneys' fees, incurred by Bio-Vascular, its agents, officers, and employees, by reason of any claim, alleged or actual defects in the proprietary products produced by Licensee under the Patent Rights and/or the Licensed Know-How, directly or indirectly, or by reason of any damage to any person or property resulting from any claim, alleged or actual defect or insufficient design, materials or workmanship in the production of proprietary products by Licensee.

3. PRODUCT INDEMNITY BY BIO-VASCULAR. Bio-Vascular shall indemnify, defend and hold Licensee, its agents, officers and employees, harmless from and against any and all liability, damages, costs and expenses, including attorneys' fees incurred by Licensee, its agents, officers, and employees, as a result of Bio-Vascular's production of proprietary products, including specifically, without limitation, liability, damages, costs and expenses, including attorneys' fees, incurred by Licensee, its agents, officers and employees, by reason of any claim, alleged or actual defects in the proprietary products produced by Bio-Vascular or by reason of any damage to any person or property resulting from any claim alleged or actual defect or insufficient design, materials or workmanship in production of proprietary products produced by Bio-Vascular.


                                   ARTICLE IV
                               PROPRIETARY RIGHTS

1. RIGHTS RESERVED. All rights in the Patent Rights and the Licensed Know-How, other than those granted to Licensee by this Agreement, are hereby reserved by Bio-Vascular.

2. PROTECTION OF PROPRIETARY RIGHTS. Licensee shall assist Bio-Vascular, to the extent reasonably requested by Bio-Vascular, in the procurement of any protection or defense of any of Bio-Vascular's rights to the Patent Rights and/or the Licensed Know-How. Licensee shall immediately disclose to Bio-Vascular any facts or circumstances from which it could be reasonably concluded that a third party is infringing on the Patent Rights and/or the Licensed Know-How. Bio-Vascular shall have the right, at its own expense and in its sole and absolute discretion, to

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prosecute all infringements of the Patent Rights and/or the Licensed Know-How.
If the infringement claim is one that cannot by its nature be prosecuted solely by Bio-Vascular, Licensee shall make available, or cause to be made available, all information and assistance that Bio-Vascular may reasonably request. Bio-Vascular shall be entitled to retain any and all recoveries or settlements realized in connection with its defense of the Patent Rights and/or Licensed Know-How. In the event Bio-Vascular fails, for whatever reason, to commence prosecution of all claims of infringement of the Patent Rights and/or the Licensed Know-How within ninety (90) days following receipt of written notice of such infringement from Licensee, then Licensee shall be entitled to prosecute such claims in its own name, at its own expenses and License shall be entitled to retain all recoveries from said prosecution, whether by judgment, settlement or otherwise.

3. TRADEMARK. Notwithstanding anything contained herein to the contrary, Licensee acknowledges and agrees that Bio-Vascular is the sole and absolute owner of the PERI-GUARD and SUPPLE PERI-GUARD trademarks and that Licensee has no right whatsoever to use such trademarks or any other trademarks currently owned by Bio-Vascular for any purpose whatsoever without the prior written consent of Bio-Vascular.

4. RIGHTS ARE "INTELLECTUAL PROPERTY" UNDER BANKRUPTCY CODE. All rights and licenses granted by Bio-Vascular to Licensee under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the United States Bankruptcy Code (the "Code"), or any replacement provision therefor, licenses to rights to "intellectual property" as defined by the Code. The parties further agree that, in the event of the commencement of bankruptcy proceedings by or against Bio-Vascular under the Code, that Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code.


                                    ARTICLE V

                                   WARRANTIES

1. WARRANTIES OF BIO-VASCULAR. Bio-Vascular hereby represents and warrants to Licensee that:

       (a.) Bio-Vascular has the right to enter into this Agreement, to grant to Licensee the rights and licenses set forth herein, and to perform all obligations of this Agreement;

       (b.) Execution, delivery, and performance of this Agreement by Bio-Vascular will not constitute a breach of any agreement, judgment, award, law, rule, or regulation to which Bio-Vascular is bound; and

       (c.) Bio-Vascular has not previously granted any rights under the Patent Rights that would interfere with any rights granted Licensee under this Agreement.

2. WARRANTIES OF LICENSEE. Licensee hereby represents and warrants to Bio-Vascular that:

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       (a.)  Licensee has the full right, power and authority to enter into and perform its obligations under this Agreement; and

       (b.) Execution, delivery, and performance of this Agreement by Licensee will not constitute a breach of any agreement, judgment, award, law, rule, or regulation to which Licensee is bound.


                                   ARTICLE VI
                                   TERMINATION

1. TERMINATION. This Agreement and the licenses granted hereunder may be terminated upon the occurrence of one or more of the following events, and the terminating party shall not be liable to the other party for the proper exercise of such right:

       (a.) OPTION TO TERMINATE. This Agreement shall be terminated at the option of the non-defaulting party upon the material breach of one of the parties of their obligation to perform or comply with the terms and conditions of this Agreement and/or that certain Purchase and Sale Agreement of even date herewith among Licensee, Bioplasty, Inc. and Bio-Vascular, Inc. (the "Purchase Agreement"). In the event one of the parties finds the other in material breach of this Agreement and/or the Purchase Agreement, notice of such breach shall be sent to the defaulting party in writing. If the breach continues for twenty
       (20) days after receipt by the defaulting party of the notice, this Agreement shall be automatically terminated.

       (b.) EVENTS OF AUTOMATIC TERMINATION. This Agreement and the licenses granted hereunder shall terminate immediately and automatically upon the happening of any of the following events:

            (i) any proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdictions commenced by or against the Licensee; or

            (ii) a temporary or permanent receiver is appointed for all or any portion of the Licensee's business and/or property.

2. EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, for whatever reason, all provisions relating to proprietary property, patents or other intellectual property rights shall remain in full force and effect. Notwithstanding the termination or expiration of this Agreement, each of the parties hereto shall be required to carry out any provision hereof that contemplates performance subsequent to such termination; and such termination shall not affect any liability or other obligation that shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default. Any rights and remedies

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provided in this Agreement shall be cumulative and in addition to all rights and remedies available at law and in equity.


                                    ARTICLE VII
                             MISCELLANEOUS PROVISIONS

1. NO ASSIGNMENT OR SUBLICENSE. This Agreement and all rights and licenses granted or obligations incurred hereunder may not be assigned, sublicensed or transferred by either party without the prior written consent of the other party; provided, however, that either party shall have the right to assign its rights and licenses granted or obligations incurred hereunder to wholly owned subsidiaries or any third party purchasing all or substantially all of the business assets of the applicable party hereto or to any third party through merger with the applicable party hereto.

2. BENEFIT. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

3. EQUITABLE RELIEF. The parties agree that any breach of the terms or covenants of this Agreement will cause the other party irreparable harm for which there is no adequate remedy at law, and the parties consent to the issuance of any injunction or other equitable relief in favor of the other party enjoining the breach of any such covenant or term. In no manner or effect shall this provision of this Agreement preclude either party from exercising any right or remedy to which such party may be entitled, at law or in equity, by reason of a breach by the other party of any term or covenant of this Agreement.

4. ARBITRATION. Except for any claim by either party for equitable relief in accordance with Article VII, Section 3 above, any dispute, controversy or claim arising out of or in connection with this Agreement shall be settled by binding arbitration in accordance with the then-existing Commercial Rules of the American Arbitration Association, which arbitration shall take place in the Minneapolis/St. Paul, Minnesota metropolitan area. Each party shall select an arbitrator within thirty (30) days of the receipt of any demand for arbitration and each shall be responsible for compensation of its own arbitrator. The two arbitrators shall confer and select by mutual agreement (and at the parties' joint expense) a neutral third arbitrator within sixty
(60) days of the filing of the demand for arbitration. If the parties fail to appoint their own arbitrator or if the party-appointed arbitrators are unable to agree upon the neutral arbitrator, the vacancies in the arbitration panel will be appointed in accordance with the rules of the American Arbitration Association. The party-appointed arbitrators (but not the neutral arbitrator) shall have the right to consult with the party appointing them in advance of the arbitration hearing. It is the intention of the parties that the arbitration be speedily conducted with the hearing to take place and awards to be made if possible within ninety (90) days of the filing of the demand for arbitration. Judgement upon the award of all or a majority of the arbitrators shall be binding upon the parties hereto and may be entered in any court having jurisdiction. Specific performance and injunctive relief may be ordered by the award. Costs and attorneys' fees shall be paid in accordance with the arbitration award.

5. WAIVER, MODIFICATION OR AMENDMENT. Unless otherwise expressly provided in this Agreement and any documents expressly referred to herein, no waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid, binding or of any effect unless made in writing, signed by the parties hereto or their duly authorized representatives and specifying with particularity the nature and extent of such waiver, modification, or amendment. Any waiver by any party of any provision hereof shall not affect or impair any other provision hereof. The failure of any party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party to subsequently enforce any such provisions.

6. NOTICES. All notices, requests or other communications from either party hereto to the other shall be in writing and shall be considered to be delivered or served if sent by a nationally recognized express delivery service or by first class certified or registered mail, return receipt requested, postage prepaid to the party at its address as set forth on the signature page hereto, or to such other address as such party may hereafter designate by written notice to the other party.

7. LEGAL RELATIONSHIP. Licensee and Bio-Vascular hereby acknowledge and agree that nothing contained in this Agreement shall be deemed to create an employment, agency, franchise, or other relationship between Licensee and Bio-Vascular for any purpose whatsoever and that no relationship is intended or created hereby other than the relationship of independent contractors.

8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together which shall constitute one and the same instrument.

9. HEADINGS. Section headings used herein are for convenience purposes only and shall in no way be construed to be a part of this Agreement or as a limitation of the scope of the particular sections to which such headings refer.

10. INTERPRETATION AND SEVERANCE. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part hereof as may be unenforceable or invalid shall be deemed severed from this Agreement, and the remaining provisions shall be carried out with the same force and effect as if the provision or part thereof had not been a part of this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

12. ENTIRE AGREEMENT. This Agreement, including any appendices or exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Licensee and Bio-Vascular and supersedes and cancels any and all other agreements, whether oral or in writing, between Licensee and Bio-Vascular with respect to the matters referred to herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LICENSOR:                              LICENSEE:

BIO-VASCULAR, INC.                     UROPLASTY, INC.


By:                                    By:
   --------------------------------       -------------------------------------
           John T. Karcanes,                          Donald A. Major,
         President and Chief                      Chief Financial Officer
          Executive Officer


Address:                               Address:

Bio-Vascular, Inc.                     Uroplasty, Inc.
2575 University Avenue                 2718 Summer Street, N.E.
St. Paul, Minnesota 55114              Minneapolis, Minnesota 55413
Attn:  John T. Karcanes                Attn:  Donald A. Major


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